EXHIBIT 4.1

CLEVELAND-CLIFFS INC.,
THE GUARANTORS PARTY HERETO
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
AS TRUSTEE

7.625% Senior Guaranteed Notes due 2034

INDENTURE
Dated as of September 8, 2025

i

(continued)

(continued)

(continued)

EXHIBIT A	Form of Initial Note
EXHIBIT B	Form of Indenture Supplement to Add Guarantors
EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(b)(1)	7.10
(c)	N.A.
311(a)	7.12
(b)	7.12
(c)	N.A.
312(a)	N.A.
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(e)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.

N.A. means Not Applicable
Note: The Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE, dated as of September 8, 2025, among CLEVELAND-CLIFFS INC., an Ohio corporation (the “Company”), THE GUARANTORS (as defined herein) party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 7.625% Senior Guaranteed Notes due 2034 issued on the date hereof and the guarantees thereof by the Guarantors party hereto (the “Initial Notes”) and (ii) if and when issued, an unlimited principal amount of additional notes having identical terms and conditions as the Initial Notes other than issue date, issue price and the first interest payment date (the “Additional Notes” and together with the Initial Notes, the “Notes”).
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions.
“ABL Agent” means Bank of America, N.A., acting in its capacity as collateral agent under the ABL Credit Facility, or any successor thereto in such capacity.
“ABL Credit Facility” means (i) the asset-based revolving credit facility, dated as of March 13, 2020, as amended, among the Company, the Subsidiaries of the Company that borrow or guarantee obligations under such agreement from time to time, as “Credit Parties,” the lenders party thereto from time to time and Bank of America, N.A., as administrative agent (or its successor in such capacity), and (ii) any such agreement that amends, amends and restates or replaces the existing ABL Credit Facility, in each such case, together with the related notes, letters of credit, guarantees and security documents, and, in such case, as the same may be amended, restated, amended and restated, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent, collateral agent or agents or one or more other lenders or additional borrowers or guarantors and whether provided under the existing ABL Credit Facility or one or more other credit or other agreements or indentures).
“ABL Credit Facility Obligations” means all ABL Obligations under the ABL Credit Facility.
“ABL Obligations” means (i) Debt outstanding under the ABL Credit Facility, and all other Obligations (not constituting Debt) of the Company or any Guarantor under the ABL Credit Facility and (ii) Bank Product Obligations owed to an agent, arranger or lender or other secured party under such Debt Facility (even if the respective agent, arranger or lender or other secured party subsequently ceases to be an agent arranger or lender or other secured party under the ABL Credit Facility for any reason) or any of their respective Affiliates, assigns or successors.
“Additional Notes” has the meaning set forth in the second introductory paragraph of this Indenture.
“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2029, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Premium” means, with respect to a Note on any Redemption Date, the excess of (if any) (A) the present value at such Redemption Date of (1) the redemption price of such Note on January 15, 2029 (such redemption price being described in Section 5.07(d)), plus (2) all required remaining scheduled interest payments due on such Note through January 15, 2029, excluding in each case accrued and unpaid interest to, but excluding, the Redemption Date, computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date.

“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Bank Product” means any one or more of the following financial products or accommodations extended to the Company or its Subsidiaries by a holder of ABL Credit Facility Obligations or an Affiliate of such Person or such product or accommodation that was designated as a Bank Product pursuant to the terms of the ABL Credit Facility: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) cash management services, (f) supply chain financing or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by the Company or its Subsidiaries in connection with the obtaining of any of the Bank Products.
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Company and its Subsidiaries to any holder of ABL Credit Facility Obligations or any of their respective Affiliates pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedging Obligations and (c) all amounts that ABL Agent or any holder of ABL Credit Facility Obligations is obligated to pay as a result of ABL Agent or such holder of the ABL Credit Facility Obligations purchasing participations from, or executing guarantees or indemnities or reimbursement obligations with respect to the Bank Products to the Company or any of its Subsidiaries.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” means as of any date of determination, the sum of (a) 85% (or 90% in the case of investment grade accounts) of the face amount of all accounts, payment intangibles and other receivables of the Company and its Subsidiaries, plus (b) the lesser of (i) 80% of the gross book value of all inventory and as-extracted collateral of the Company and its Subsidiaries and (ii) 85% multiplied by the net orderly liquidation value of such inventory and as extracted collateral, plus (c) the lesser of (i) 100% of the gross book value of all Mobile Equipment of the Company and its Subsidiaries and (ii) 85% multiplied by the net orderly liquidation value of such equipment, minus any applicable reserves, in each case determined in accordance with GAAP, plus (d) 5% of the amounts of Eligible Accounts (as defined in the ABL Credit Facility) of the Company and its Subsidiaries, plus (e) 10% of the net orderly liquidation value of Eligible Inventory (as defined in the ABL Credit Facility) of the Company and its Subsidiaries.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Calculation Date” means the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio shall occur.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group”(as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the Company’s outstanding Voting Stock or of the Voting Stock of any of the Company’s direct or indirect parent companies;
(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(4)    the adoption of a plan relating to the Company’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company if the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.
“Change of Control Offer” has the meaning ascribed to such term in Section 3.06(a).
“Change of Control Triggering Event” means, with respect to the Notes, (i) the rating of the Notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change) and (ii) the Notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Commission” means the Securities and Exchange Commission.
“Company” has the meaning ascribed to such term in the first introductory paragraph of this Indenture.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to January 15, 2029 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2029.
“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated EBITDA” means, with respect to any Person and its consolidated Subsidiaries in reference to any period, Consolidated Net Income for such period plus, without duplication,
(a) all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) the sum of all interest charges for such period determined on a consolidated basis in accordance with GAAP, (ii) federal, state and local income taxes as accrued for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash items decreasing Consolidated Net Income for such period, including, without limitation, non-cash compensation expense, (v) transaction costs, fees and expenses associated with the issuance of Debt or the extension, renewal, refunding, restructuring, refinancing or replacement of Debt (whether or not consummated) (but excluding any such costs amortized through or otherwise included or to be included in interest expense for any period), (vi) transaction costs, fees and expenses associated with any acquisition or disposition whether or not consummated, (vii) Debt extinguishment costs, (viii) losses on discontinued operations, (ix) amounts attributable to minority interests and (x) any additional non-cash losses, expenses and charges, minus, without duplication,
(b) the sum of (i) cash payments made during such period in respect of items added to the calculation of Consolidated Net Income pursuant to clause (a)(iv) or clause (a)(viii) above during such period or any previous period and (ii) non-cash items increasing Consolidated Net Income for such period.
“Consolidated Net Income” means, with respect to any Person and its consolidated Subsidiaries in reference to any period, the net income (or net loss) of such Person and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, from Consolidated Net Income (to the extent otherwise included therein):
(i)    the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, such Person or another Subsidiary of such Person;
(ii)    the net income (or net loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Subsidiaries during such period;
(iii)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or dispositions, in each case other than in the ordinary course of business;
(iv)    any net after-tax extraordinary gains or losses;
(v)    the cumulative effect of a change in accounting principles; and
(vi)    any gains or losses due to fluctuations in currency values and the related tax effects calculated in accordance with GAAP.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio of (a) the sum of the aggregate outstanding amount of Debt of such Person and its Subsidiaries secured by a Lien, determined on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, in effect on such Calculation Date, to (b) the Consolidated EBITDA of such Person and its consolidated Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.
For purposes of calculating the Consolidated Secured Leverage Ratio:
(1)    (A) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, (B) discontinued operations (as determined in accordance with GAAP) and (C) operations or businesses (and ownership interests therein) disposed of, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the chief financial officer of the Company calculated on a basis that is consistent with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)    (A) in the event that such Person or any Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Debt (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), subsequent to the end of the most recent fiscal quarter for which internal financial statements are available but on or prior to or simultaneously with the Calculation Date, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Debt, as if the same had occurred on the last day of such most recent fiscal quarter and (B) the Consolidated Secured Leverage Ratio shall be calculated assuming that any revolving Debt Facility (including the ABL Credit Facility) is fully drawn based on its availability as of the Calculation Date; and
(3)    the U.S. dollar-equivalent principal amount of any Debt denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Debt.
“Corporate Trust Office” means, with respect to the Trustee, the principal office at which at any particular time the corporate trust business of the Trustee shall be administered, which offices at the date of execution of this Indenture are located, in the case of the Trustee, (i) solely for purposes of (A) transfer, surrender, or exchange of the Notes and (B) acting as the Paying Agent or Registrar, at U.S. Bank Corporate Trust Services, Attn: Original Issuance, P.O. Box 64111, St. Paul, MN 55164-0111 (by registered or certified mail) or U.S. Bank Corporate Trust Services, Attn: Original Issuance, 2nd Floor, 60 Livingston Avenue, St. Paul, MN 55107 (by hand or overnight mail) and (ii) for all other purposes, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at U.S. Bank Trust Company, National Association, Attention: Corporate Trust Services/Account Administrator, 425 Walnut Street, 10th Floor, Cincinnati, OH 45202.
“Debt” means indebtedness for money borrowed that in accordance with GAAP would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined.
“Debt Facility” or “Debt Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities (which may be outstanding at the same time and including, without limitation, the ABL Credit Facility) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors, including convertible or exchangeable debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders or additional borrowers or guarantors and whether provided under the ABL Credit Facility or any other credit agreement or other agreement or indenture).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Notes” means the certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.01, substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Security” attached thereto.
“DTC” means The Depository Trust Company or any successor securities clearing agency.
“Equity Offering” means any public or private issuance and sale of the Company’s common shares by the Company. Notwithstanding the foregoing, the term “Equity Offering” shall not include:
(1)    any issuance and sale with respect to the Company’s common shares registered on Form S-4 or Form S-8; or
(2)    any issuance and sale to any Subsidiary of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Excluded Subsidiaries” means (i) any direct or indirect Foreign Subsidiary of the Company, (ii) any non-Foreign Subsidiary if substantially all of its assets consist of the Voting Stock or indebtedness of one or more direct or indirect Foreign Subsidiaries of the Company, (iii) any non-Foreign Subsidiary of a Foreign Subsidiary, (iv) any Subsidiary that is an Immaterial Subsidiary, (v) Cleveland-Cliffs International Holding Company, so long as substantially all of its assets consist of equity interests in, or indebtedness of, one or more Foreign Subsidiaries, (vi) any parent entity of any non-Wholly-Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to the non-Wholly-Owned Subsidiary to which such Subsidiary is a parent; provided that (A) such prohibition existed on the Issue Date or, with respect to any Subsidiary formed or acquired after the Issue Date (and, in the case of any Subsidiary acquired after the Issue Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired and (B) a direct or indirect parent company of such parent entity (1) shall be a Guarantor and (2) shall be a holding company not engaged in any business activities or having any assets or liabilities other than (x) its ownership and acquisition of the Capital Stock of the applicable joint venture (or any other entity holding an ownership interest in such joint venture), together with activities directly related thereto, (y) actions required by law to maintain its existence and (z) activities incidental to its maintenance and continuance and to the foregoing activities; (vii) any Receivable Subsidiary, and (viii) any Subsidiary of a Person described in the foregoing clauses (i) through (vii), provided in each case that such Subsidiary has not guaranteed any Obligations of the Company or any co-borrowers or guarantors under the ABL Credit Facility (other than any Obligations of a co-borrower or guarantor that is a Foreign Subsidiary).
“Existing Indebtedness” means Debt of the Company and, as applicable, any of its Subsidiaries (other than Debt under the ABL Credit Facility) in existence on the Issue Date, until such amounts are repaid but including any refinancing thereof.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.
“Fitch” means Fitch, Inc. and its successors.
“Foreign Subsidiary” means any Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.01(d)(iii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.
“Guarantors” means any Person that incurs a Guarantee with respect to the Notes; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedging Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising of the Company or any of its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the holders of ABL Credit Facility Obligations or one or more of their Affiliates.
“Holder” means a Person in whose name a Note is registered.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company (that is not an Excluded Subsidiary of the type described in clause (i), (ii), (iii), (v), (vi), (vii) or (viii) in the definition thereof) that, together with its Subsidiaries, does not have (i) consolidated total assets in excess of 5.0% of the consolidated total assets of the Company and its Subsidiaries on a consolidated basis as of the date of the most recent consolidated balance sheet of the Company or (ii) consolidated total revenues in excess 5.0% of the consolidated total revenues of the Company and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements of the Company are available immediately preceding such Calculation Date; provided that any such Subsidiary, when taken together with all other Immaterial Subsidiaries does not, in each case together with their respective Subsidiaries, have (i) consolidated total assets with a value in excess of 10.0% of the consolidated total assets of the Company and its Subsidiaries on a consolidated basis or (ii) consolidated total revenues in excess of 10.0% of the consolidated total revenues of the Company and its Subsidiaries on a consolidated basis.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning ascribed to such term in the second introductory paragraph of this Indenture.

“Investment Grade” ” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement Rating Agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Issue Date” means the date on which the Notes are initially issued.
“Liens” means any mortgage, pledge, lien or other encumbrance.
“Mobile Equipment” means all of the right, title and interest of the Company or any of its Subsidiaries in any forklifts, trailers, graders, dump trucks, water trucks, grapple trucks, lift trucks, flatbed trucks, fuel trucks, other trucks, dozers, cranes, loaders, skid steers, excavators, back hoes, shovels, drill crawlers, other drills, scrappers, gondolas, flat cars, ore cars, shuttle cars, conveyors, locomotives, miners, other rail cars, and any other vehicles, mobile equipment and other equipment similar to any of the foregoing.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).
“Note” or “Notes” has the meaning ascribed to such term in the second introductory paragraph of this Indenture.
“Notes Custodian” means the custodian with respect to the Global Note (on behalf of DTC), or any successor Person thereto, and shall initially be the Trustee.
“Obligations” means all principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.
“Offering Memorandum” means that certain offering memorandum dated February 3, 2025 relating to the Notes.
“Officer” means anyone of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.
“Officer’s Certificate” means a certificate signed by any one of the principal executive officer, principal financial officer or principal accounting officer of the Company or a Guarantor, as applicable.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.
“Permitted Liens” means:
(i)    Liens securing ABL Obligations, provided that the incurrence by the Company and the Guarantors of Debt (including the issuance of letters of credit) under the ABL Credit Facility (with letters of credit being deemed to have a principal amount equal to the face amount thereof) shall not exceed, in aggregate principal amount outstanding at any one time, the greater of (x) $4,750.0 million and (y) the Borrowing Base;
(ii)    [Intentionally Omitted];
(iii)    [Intentionally Omitted];
(iv)    Liens existing on assets at the time of acquisition thereof, or incurred to secure the payment of all or part of the cost of the purchase or construction price of Property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of Property or the cost of improvements on Property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the assets;

(v)    Liens in favor of the Company or any Guarantor or, with respect to any Foreign Subsidiary, Liens in favor of the Company or any Subsidiary;
(vi)    Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the Property of a Person as an entirety or substantially as an entirety by the Company or a Subsidiary;
(vii)    Liens on the Company’s Property or that of a Subsidiary in favor of the United States of America or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);
(viii)    (a) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in, the ordinary course of business and (b) Liens securing obligations incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice;
(ix)    Liens imposed by law, such as landlords’, carriers’, vendors’, warehousemen’s and mechanics’, materialmen’s and repairmen’s, supplier of materials, architects’ and other like Liens arising in the ordinary course of business;
(x)    pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;
(xi)    Liens in connection with legal proceedings;
(xii)    Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(xiii)    Liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use;
(xiv)    Liens on Property or shares of Capital Stock or other assets of a Person at the time such Person becomes a Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;
(xv)    Liens on Property at the time the Company or any of its Subsidiaries acquires such Property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;
(xvi)    contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;
(xvii)    easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with indebtedness and do not in the aggregate materially impair their use in the operation of the business of the Company and its Subsidiaries;
(xviii)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;
(xix)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(xx)    Liens arising from UCC (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Subsidiary in the ordinary course of business;
(xxi)    Liens securing Existing Indebtedness;
(xxii)    Liens securing Bank Product Obligations;

(xxiii)    options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;
(xxiv)    rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Company or any of its Subsidiaries, with respect to tracts of real property where the Company or the applicable Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;
(xxv)    royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business;
(xxvi)    surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases, subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral rights and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface mineral deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(xxvii)    any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien (a “Refinanced Lien”) referred to in any of the foregoing clauses (“Permitted Refinancing Lien”); provided that any such Permitted Refinancing Lien shall not extend to any other Property, secure a greater principal amount (or accreted value, if applicable) or have a higher priority than the Refinanced Lien;
(xxviii)    Liens securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $1,250.0 million minus the outstanding aggregate principal amount of Debt incurred pursuant to clause (ii) above and (B) an amount that, on a pro forma basis upon giving effect to the incurrence thereof (and application of the net proceeds therefrom), would cause the Company’s Consolidated Secured Leverage Ratio to exceed 3.5:1.0; and
(xxix)    other Liens, in addition to those permitted in clauses (i) through (xxviii) above, securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $2,000.0 million and (B) 15% of the Company’s Consolidated Net Tangible Assets.
For purposes of determining compliance with this definition, except as it relates to any Lien incurred pursuant to clauses (i) and (ii) hereof, any Lien incurred under a category prescribed under clauses (iv) through (xxix) in the definition of Permitted Liens above, may be incurred under any combination of such categories (including in part under one such category and in part under any such other category) and, in the event that a Lien (or a portion thereof) meets the criteria of one or more such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.
“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.
“Quotation Agent” means J.P. Morgan Securities LLC and its successors and assigns, or, if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment bank of national standing appointed by the Company.
“Rating Agency” means each of Moody’s and Fitch or if either of Moody’s or Fitch ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.
“Receivable Subsidiary” means a Subsidiary of the Company that is formed for the primary purpose of financing accounts receivable of the Company and/or its Subsidiaries.
“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns, and any other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
“Regulation S” means Regulation S under the Securities Act.
“Restricted Notes” means the Initial Notes and the Additional Notes bearing the Restricted Notes Legend.
“Restricted Notes Legend” means the legend set forth in Section 2.01(d)(i) and, in the case of the Temporary Regulation S Global Note, the additional legend set forth in Section 2.01(d)(ii).
“Rule 144A” means Rule 144A under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any Debt, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with the Company’s in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.
“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to January 15, 2029, provided, however, that if the average life of the Notes to January 15, 2029, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes to January 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York.
“U.S. Government Obligations” means debt securities that are:

(a)    direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or
(b)    obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the full and timely payment of which is unconditionally guaranteed as full faith and credit obligations by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
“U.S. Subsidiary” of any specified Person means a Subsidiary of such Person that is organized under the laws of any state of the United States or the District of Columbia.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02. Other Definitions.

Term	Section
“Additional Restricted Notes”	2.01(b)
“Agent Members”	2.01(e)(iii)
“Authenticating Agent”	2.02
“Change of Control Offer”	3.06(a)
“Change of Control Payment”	3.06(a)
“Change of Control Payment Date”	3.06(b)
“Clearstream”	2.01(b)
“Company Order”	2.02
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.14
“Euroclear”	2.01(b)
“Event of Default”	6.01
“Global Notes”	2.01(b)
“Guaranteed Obligations”	10.01
“Legal Defeasance”	8.02
“Notes Register”	2.03
“Notice of Change of Control Offer”	3.06(b)
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Permanent Regulation S Global Note”	2.01(b)
“Permitted Refinancing Lien"	1.01
“protected purchaser”	2.10
“Refinanced Lien”	1.01
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Regulation S Notes”	2.01(b)
“Resale Restriction Termination Date”	2.06(b)
“Restricted Period”	2.01(b)
“Rule 144A Global Note”	2.01(b)
“Rule 144A Note”	2.01(b)

“Special Interest Payment Date”	2.14(a)
“Special Record Date”	2.14(a)
“successor person”	4.01(a)
“Temporary Regulation S Global Note”	2.01(b)
Section 1.03. Trust Indenture Act. The following TIA terms have the following meanings:
“Commission” means the Securities and Exchange Commission.
“Indenture securities” means the Notes.
“obligor” on the Indenture securities means the Company and any other obligor on the Indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions. For the avoidance of doubt, the Company shall not be required to qualify this Indenture under the TIA.
Section 1.04. Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(g)    all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;
(h)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(i)    “will” shall be interpreted to express a command;
(j)    provisions apply to successive events and transactions;
(k)    references to sections of, or rules under, the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission or by legislative process from time to time;
(l)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(m)    words used herein implying any gender shall apply to both genders.
ARTICLE 2
THE NOTES
Section 2.01. Form, Dating and Terms.
(a)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $850,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes (as provided herein). Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Sections 2.02, 2.06, 2.10, 2.12, 5.06 or 9.05 or in connection with a Change of Control Offer pursuant to Section 3.06.
Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless immediately after giving effect to such issuance, no Event of Default shall have occurred and be continuing.
The Initial Notes shall be known and designated as “7.625% Senior Guaranteed Notes due 2034” of the Company. Any Additional Notes shall be known and designated as “7.625% Senior Guaranteed Notes due 2034” of the Company. Any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes will have a separate CUSIP number.
With respect to any Additional Notes, the Company shall set forth in (i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:
(i)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(ii)    the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue.
In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 13.04, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.
The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
The terms of any Additional Notes shall be established by action taken pursuant to a Board Resolution of the Company and a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or this Indenture supplemental hereto setting forth the terms of the Additional Notes. For the avoidance of any doubt, any Additional Notes that are issued in connection with a transaction in which an Officer’s Certificate and Opinion of Counsel were delivered shall be valid for all purposes and constitute Additional Notes hereunder, even if subsequently it is determined that such issuance was not in compliance with the covenants of this Indenture.
(b)    The Initial Notes are being offered and issued by the Company pursuant to the Offering Memorandum. The Initial Notes and any Additional Notes (if issued as Restricted Notes) the “Additional Restricted Notes”) will be placed initially only with (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.
Restricted Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued, without interest coupons, in the form of a permanent global Note substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in (d) below (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
Initial Notes and any Additional Restricted Notes offered and sold outside the United States of America in reliance on Regulation S (the “Regulation S Notes”) shall initially be issued in the form of a temporary global Note, substantially in the form of Exhibit A hereto, including appropriate legends as set forth in (d) below (the “Temporary Regulation S Global Note”), without interest coupons. If applicable, beneficial interests in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Note, without interest coupons, substantially in the form of Exhibit A hereto, including appropriate legends as set forth in (d) below (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each a “Regulation S Global Note”) within a reasonable period after the expiration of the Restricted Period (as defined below) and upon (i) delivery by the Company of a certification or other evidence in a form reasonably acceptable to the Trustee of non-United States beneficial ownership of 100% of the aggregate principal amount of the

Temporary Regulation S Global Note or (ii) receipt by the Trustee of an Officer’s Certificate certifying as to the expiration of the Restricted Period and instructing the Trustee to authenticate a Permanent Regulation S Global Note. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article 2 for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Temporary Regulation S Global Note may only be transferred to Non-U.S. Persons pursuant to Regulation S, unless exchanged for interests in a Rule 144A Global Note in accordance with the transfer and certification requirements described herein.
Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the “Global Notes.”
The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company (or the Trustee when it is acting as the Registrar and Paying Agent) as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed (or otherwise delivered) to Holders of the Notes at their registered addresses as they appear on the Notes Register (as defined in Section 2.03) or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A hereto and in clause (d) below. The Company shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
(c)    Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.
(d)    Restrictive Legends. Unless and until an Initial Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement:
(i)each Rule 144A Global Note and Regulation S Global Note shall bear the following legend on the face thereof:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1)REPRESENTS THAT

(A)IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR
(B)IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2)AGREES FOR THE BENEFIT OF CLEVELAND-CLIFFS INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A)TO CLEVELAND-CLIFFS INC.,
(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D)IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
(E)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, CLEVELAND-CLIFFS INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(ii)the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof:
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
[Insert for the Initial Notes]
UPON EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, THIS TEMPORARY GLOBAL NOTE SHALL BE DEEMED TO BECOME A PERMANENT GLOBAL NOTE AND, AS SUCH, THIS LEGEND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER SUCH TIME.
(iii)each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(iv)any Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:
Cleveland-Cliffs Inc.
200 Public Square
Suite 3300
Cleveland, Ohio 44114
Attention: Chief Financial Officer
(v)each Rule 144A Global Note and Regulation S Global Note shall bear the following legend on the face thereof:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE OF DISTRIBUTION OF THE NOTES].
(e)    Book-Entry Provisions. (i) This Section 2.01(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.
(ii)    Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.01(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or their respective nominees, except as set forth in Section 2.01(e)(v) and Section 2.01(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(iii)Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(iv)In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.01(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.
(v)In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.01(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi)The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(vii)Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
(f)    Definitive Notes. (i) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (B) the Company in its sole discretion executes and delivers to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified or in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes.
(ii)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(e)(iv) shall, (A) except as otherwise provided by Section 2.06(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.01(d) and (B) be registered in the name of the Holder of the Definitive Note.
(iii)If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled certificated Note, the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.
(iv)If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.
(v)Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.
Section 2.02. Execution and Authentication. One Officer shall sign the Notes for the Company by manual, facsimile or electronic (including “pdf”) signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.
At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon written request of the Company, authenticate and make available for delivery: (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $850,000,000, (b) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, and (c) under the circumstances set forth in Section 2.06(d), Initial Notes in the form of an unrestricted global Note, in each case after receipt of: (i) a written order of the Company signed by one Officer (the “Company Order”) and (ii) an Opinion of Counsel, addressed to the Trustee, which in the case of (a) above shall be to the effect that this Indenture and the Notes executed prior to or as of the Issue Date have been duly authorized, executed and delivered by the

Company and the Guarantors and are enforceable against them, subject to customary enforceability exceptions, and that the issuance of the Notes has been duly authorized. Such Company Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee is authorized to do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
In case the Company or any Guarantor, pursuant to Article 4 or Section 10.02, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4 or Section 10.02, as applicable, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Wholly-Owned Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.
The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. So long as U.S. Bank Trust Company, National Association acts as the Registrar and Paying Agent for the Notes, the Notes may be presented for registration of transfer or for exchange at the Corporate Trust Office of the Trustee. The Company may remove any Registrar or Paying Agent without prior notice to the Holders of the Notes, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above. The Registrar or Paying Agent (if other than the Trustee) may resign at any time upon written notice to the Company and the Trustee. The Registrar or Paying Agent (if it is also the Trustee) may resign at any time upon written notice to the Company.
Section 2.04. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or other obligors on the Notes), shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment and shall during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.04 the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available and known to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.06. Transfer and Exchange.
(a)Transfer of Notes. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes and of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.06. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.06 by noting the same in the register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.06 and Section 2.01(e) and Section 2.01(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.
(b)Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes or the relevant beneficial interest therein (or any predecessor thereto) (the “Resale Restriction Termination Date”):
(i)a registration of transfer of such Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC; and
(ii)a registration of transfer of such Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.09 from the proposed transferee and, if requested by the Company, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.
(c)Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:
(i)a transfer of such Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii)a transfer of such Regulation S Note or a beneficial interest therein to a Non- U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.09 from the proposed transferee and, if requested by the Company, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Company.
After the expiration of the Restricted Period, interests in such Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.09 or any additional certification.

(d)Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (i) an Initial Note is being transferred pursuant to an effective registration statement, (ii) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with this paragraph (d) or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in an offering registered under the Securities Act shall not be required to bear the Restricted Notes Legend.
(e)[Reserved.]
(f)Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
(g)Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article 2, execute and the Trustee shall, upon written request from the Company, authenticate Definitive Notes and Global Notes at the Registrar’s request.
(ii)No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.02, 2.06, 2.10, 2.12, 3.06, 5.06 or 9.05).
(iii)The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.
(iv)Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar shall deem and treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal or premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall, except as otherwise provided by paragraph (d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.01(d).
(vi)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(h)No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face as to form with the express requirements hereof.
(i)Affiliate Holders. By accepting a beneficial interest in a Global Note, any Person that is an Affiliate of the Company agrees to give written notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.
Section 2.07. [Intentionally Omitted]
Section 2.08. [Intentionally Omitted]
Section 2.09. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S. The form of certificate to be delivered in connection with transfers of a Regulation S Note or a beneficial interest therein shall be substantially in the form set forth in Exhibit C hereto.
Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon written request from the Company, authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to such Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee or the Company shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of written notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.
Upon the issuance of any replacement Note under this Section 2.10, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.
Subject to the proviso in the initial paragraph of this Section 2.10, every replacement Note issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.11. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.11 as not outstanding. A Note does not cease to be outstanding in the event the Company or an Affiliate of the Company holds such Note; provided, however, that in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company or a Subsidiary shall not be considered outstanding. If a Note is replaced pursuant to Section 2.10 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.10.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
Section 2.12. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon written request from the Company, authenticate temporary Notes, which shall be maintained in registered form in accordance with Section 2.03. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon written request from the Company, authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon written request from the Company, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.
Section 2.13. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures including delivery of a certificate describing such Notes disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Notes to the Company pursuant to written direction by one Officer. If the Company or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
Section 2.14. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.03.
Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 25 days after the Trustee’s receipt of such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the

Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.15. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 2.16. CUSIP, Common Code and ISIN Numbers. The Company in issuing the Notes may use “CUSIP”, “Common Code” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code and ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.
ARTICLE 3
COVENANTS
Section 3.01. Payment of Notes.
The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 3.02. [Intentionally Omitted]
Section 3.03. Restrictions on Liens. The Company will not, nor will it permit any Guarantor to, incur, issue, assume or guarantee any Debt secured by a Lien (other than Permitted Liens) upon any of its Property (whether such Property is now owned or hereafter acquired) without in any such case effectively providing that the Notes shall be secured equally and ratably with such Debt until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or the related Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the applicable Guarantee at least to the same extent. Any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Debt that gave rise to the obligation to equally and ratably secure the Notes.
Section 3.04. Restrictions on Sale and Leaseback Transactions. (a) The Company shall not, nor shall it permit any Guarantor to, enter into a sale and leaseback transaction of any Property (whether now owned or hereafter acquired), unless:
(i)    the Company or such Guarantor would be entitled under this Indenture, to issue, assume or guarantee Debt secured by a Lien upon such Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the Notes, provided that, such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of Section 3.03; or
(ii)    within 180 days, an amount in cash equal to such Attributable Debt is applied to the retirement of funded Debt (Debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt) ranking pari passu with the Notes, in an amount not less than the greater of (A) the net proceeds of the sale of the Property leased pursuant to the arrangement or (B) the Fair Market Value (as determined in good faith by the Board of Directors) of the Property so leased.
(b)    The restrictions set forth in paragraph (a) in this Section 3.04 shall not apply to a sale and leaseback transaction between the Company and a Guarantor or between Guarantors, or that involves the taking back of a lease for a period of less than three years.
Section 3.05. [Intentionally Omitted]
Section 3.06. Change of Control Triggering Event.
(a)Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 5.07 by giving irrevocable written notice to the Trustee in accordance with this Indenture, each Holder of the Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described in this Section 3.06 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the Notes or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, electronically), a written notice to each Holder of Notes, with a copy to the Trustee (“Notice of Change of Control Offer”), which Notice of Change of Control Offer shall govern the terms of the Change of Control Offer. Such Notice of Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent, other than as may be required by law (the “Change of Control Payment Date”). The Notice of Change of Control Offer, if mailed or otherwise sent prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
(c)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit or cause a third party to deposit with a Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.
(d)The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
(e)The Notice of Change of Control Offer shall describe the transaction or transactions that constitute the Change of Control and state:
(i)that the Change of Control Offer is being made pursuant to this Section 3.06 and that all Notes tendered will be accepted for payment;
(ii)the Change of Control Payment Date;
(iii)that any Note not tendered will continue to accrue interest;
(iv)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(v)any conditions precedent to the consummation of the Change of Control Offer;

(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the Notice of Change of Control Offer prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vii)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile, or electronic transmission in the form of a “pdf” on letterhead (if applicable) and signed by an authorized signer or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have the Notes purchased; and
(viii)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000.
(f)On the Change of Control Payment Date, the Company will, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly mail or deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment to the extent it has been received for such Notes, and the Trustee, upon receipt of the Officer’s Certificate referred to in clause (iii) above, will promptly authenticate and mail or otherwise deliver (or cause to be transferred by book entry), at the Company’s expense, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of at least $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(g)Notwithstanding anything to the contrary in this Section 3.06, the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.06 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 5.03 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(h)The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 3.06, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.06 by virtue of any such conflict.
Section 3.07. Reports to Holders. Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the Commission’s rules and regulations for an accelerated filer (including any extension as would be permitted by Rule 12b-25 under the Exchange Act).
Section 3.08. Additional Guarantees. If the Company or any Guarantor acquires or creates another Subsidiary that is a wholly-owned U.S. Subsidiary on or after the Issue Date (other than an Excluded Subsidiary), then, within 60 days of the date of such acquisition or creation, as applicable, such Subsidiary must become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit B hereto and the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee as to the satisfaction of all conditions precedent to such execution under this Indenture.
Section 3.09. [Intentionally Omitted].
Section 3.10. Corporate Existence. Subject to Article 4, hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)    its corporate existence, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
(b)    the rights (charter and statutory), licenses and franchises of the Company and the Guarantors;
provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine as evidenced by an Officer’s Certificate to the Trustee that (i) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and (ii) the loss thereof is not adverse in any material respect to the Holders of the Notes, and provided further, that this Section 3.10 does not prohibit any transaction otherwise permitted by Section 3.04.
Section 3.11. Compliance Certificate.
(a)    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled in all material respects its obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 Business Days upon any Officer becoming aware of the occurrence of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 3.12. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 3.13. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 3.14. Certain Calculations.
Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), if the terms of this Indenture require (1) compliance with any financial ratio or financial test (including, without limitation, any Consolidated Secured Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Net Tangible Assets, (2) the absence of a Default or Event of Default (or any type of default or event of default) or (3) compliance with any representation, warranty, basket or other condition, as a condition to the consummation of any transaction (including in connection with any acquisition or similar investment or the assumption or incurrence of Debt or Liens), the determination of whether the relevant condition, in each case of clause (1), (2) and (3) above, is satisfied may be made, at the election of the Company, (i) in the case of any acquisition or similar investment and any transaction related thereto (including the incurrence of any Debt or Liens), at the time of (or on the basis of the financial statements for the most recently ended four quarter period available at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or investment or (y) the consummation of such acquisition or investment, after giving effect to the relevant acquisition or similar investment or other transaction on a pro forma basis (including, in each case, giving effect to the relevant transaction, any relevant Debt (including the intended use of proceeds thereof) and, at the election of the Company, giving pro forma effect to other prospective “limited conditionality” acquisitions or similar investments for which definitive agreements have been executed), and no representation, warranty or covenant shall be deemed to be breached or default or event of default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Company or any Subsidiary). For the avoidance of doubt, if the Company shall have elected the option set forth in this paragraph in respect of any transaction, then the Company or its Subsidiaries shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied or representation, warranty or covenant shall be breached subsequent to the Company’s election of such option.

ARTICLE 4
SUCCESSOR COMPANY
Section 4.01. Consolidation, Merger or Sale of Assets.
(a)    The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a “successor person”) unless:
(i)The Company is the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. jurisdiction and expressly assumes the Company’s obligations on the Notes and under this Indenture;
(ii)immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under this Indenture; and
(iii)the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and all conditions precedent are satisfied.
(b)    No Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to a successor person unless:
(i)(A) the successor person is the Company or a Guarantor or a Person that becomes a Guarantor concurrently with the transaction; (B) such Guarantor is the surviving entity or the successor person is validly existing under the laws of any U.S. jurisdiction and expressly assumes such Guarantor’s obligations on its Guarantee and under this Indenture; (C) immediately after giving effect to the transaction, no Default or Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under this Indenture; and (D) the Guarantor will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and all conditions precedent are satisfied; or
(ii)the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all of the properties and assets of the Guarantor (in each case other than to the Company or a Guarantor) in a transaction not otherwise prohibited or restricted by this Indenture.
Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor.
ARTICLE 5
REDEMPTION AND PREPAYMENT
Section 5.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 5.07, it must furnish to the Trustee, at least three (3) Business Days (or such shorter time as acceptable by the Trustee) before notice of redemption is required to be sent to the applicable Holders, an Officer’s Certificate setting forth:
(a)    the clause of this Indenture pursuant to which the redemption shall occur;
(b)    the Redemption Date;
(c)    the principal amount of Notes to be redeemed; and
(d)    the redemption price.
Any redemption referenced in such Officer’s Certificate may be cancelled by the Company at any time prior to notice of redemption being mailed or otherwise delivered to any Holder and thereafter shall be null and void.
Section 5.02. Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed pursuant to Section 5.07 hereof or purchased in a Change of Control Offer pursuant to Section 3.06 hereof, the Trustee will select Notes for redemption or purchase (i) if the Notes are Global Notes, based on a method that most nearly approximates a pro rata selection as required by the applicable rules of DTC, and (ii) if the Notes are Definitive Notes, on a pro rata basis or as required by the rules of the depositary except:

(a)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed;
(b)    to the extent that selection on a pro rata basis is not practicable, by lot or as required by the rules of DTC; or
(c)    if otherwise required by law.
No Notes of $2,000 or less can be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, in the case of optional redemption pursuant to Section 5.07(a), not less than 30 days, and, in all other cases, not less than 10 days nor, in all cases, more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 5.03. Notice of Redemption. In the case of optional redemption pursuant to Section 5.07(a), at least 30 days, and, in all other cases, at least 10 days but, in all cases, not more than 60 days before a Redemption Date, the Company will deliver by electronic transmission (including “pdf” on letterhead (if applicable) and signed by an authorized signer), mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12. The Company shall promptly provide a copy of such notice of redemption to the Trustee.
The notice will identify the Notes (including the CUSIP number) to be redeemed and will state:
(a)    the Redemption Date;
(b)    the redemption price;
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or sub-paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(i)    any conditions to such redemption.
At the Company’s request, the Trustee will deliver the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the Redemption Date (or such shorter period as the Trustee shall agree), an Officer’s Certificate requesting that the Trustee deliver such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Prior to the mailing or delivery of any notice of redemption of the Notes, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that the conditions precedent to the right of redemption have occurred. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Notice of any redemption of Notes described herein, whether in connection with an Equity Offering or otherwise, may be given prior to such redemption, and any such redemption or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date as stated in such notice. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. If the redemption is subject to satisfaction of one or more conditions precedent and if any condition precedent has not been satisfied, the Company shall provide written notice to the Trustee that a condition has not been satisfied prior to the close of business two Business Days prior to the Redemption Date. Upon receipt of such notice by the Trustee, the notice of redemption shall be deemed rescinded and the redemption of the Notes shall not occur. Upon receipt, the Trustee shall provide such notice that a condition has not been satisfied to each Holder of the Notes in the same manner in which the notice of redemption was given.
Section 5.04. Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 5.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price unless such notice of redemption is subject to one or more conditions precedent as permitted by the last paragraph of Section 5.03, in which case such notice of redemption becomes irrevocable once the conditions set forth therein are satisfied.
Section 5.05. Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes called for redemption and in Section 3.01 hereof.
Section 5.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of a written authentication order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an authentication order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 5.07. Optional Redemption.
(a)    Prior to January 15, 2029, the Company may, at any time and from time to time, redeem in the aggregate up to 35% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount thereof) of 107.625%, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:
(i)    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)    the redemption occurs within 90 days of the date of the closing of such Equity Offering and is consummated upon not less than 30 days’ nor more than 60 days’ prior notice mailed by or on behalf of the Company by first-class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically) to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC.

(b)    Prior to January 15, 2029, the Company may, at any time and from time to time, also redeem all or a part of the Notes, upon not less than 10 days’ nor more than 60 days’ prior notice mailed by or on behalf of the Company by first-class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes sent electronically) to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100.000% of the principal amount of Notes redeemed and (ii) the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(c)    Except pursuant to (a), (b) or (d) of this Section 5.07, the Notes shall not be redeemable at the Company’s option.
(d)    On or after January 15, 2029, the Company may on one or more occasions redeem all or a part of the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount on the Redemption Date) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period, beginning on each date set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Redemption price
January 15, 2029	103.813%
January 15, 2030	101.906%
January 15, 2031 and thereafter	100.000%
(e)    Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(f)    Any redemption pursuant to this Section 5.07 shall be made pursuant to the provisions of Sections 5.01 through 5.06.
Section 5.08. Mandatory Redemption. Except to the extent the Company may be required to offer to purchase the Notes pursuant to Section 3.06, the Company is not required to make mandatory repurchase, redemption or sinking fund payments with respect to the Notes. However, the Company may at any time and from time to time purchase Notes in the open market or otherwise.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01. Events of Default. Each of the following is an “Event of Default”:
(a)    a default in the payment of any interest on the Notes, when such payment becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by the Company with the Trustee or with the Paying Agent prior to the expiration of such period of 30 days);
(b)    a default in the payment of principal or premium, if any, on the Notes when such payment becomes due and payable;
(c)    a default in the performance or breach of any other covenant or warranty by the Company in this Indenture, which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes, as provided in this Indenture;
(d)    any Guarantee of Notes of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture;
(e)    there occurs a default under any Debt of the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Debt or guarantee now exists, or is created after the Issue Date, if that default:
(i)    is caused by a failure to pay any such Debt at its final Stated Maturity (after giving effect to any applicable grace period) (a “Payment Default”); or

(ii)    results in the acceleration of such Debt prior to its final Stated Maturity, and, in either case, the aggregate principal amount of any such Debt, together with the aggregate principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more;
(f)    failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;
(g)    the Company or any Guarantor pursuant to or within the meaning of Bankruptcy Code:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, or
(v)    generally is not paying its debts as they become due; or
(h)    a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:
(i)    is for relief against the Company or any Guarantor in an involuntary case;
(ii)    appoints a custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any of Guarantor; or
(iii)    orders the liquidation of the Company or any Guarantor; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration. In the case of an Event of Default specified in clause (g) or (h) of Section 6.01, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable immediately without further action or notice.
If an Event of Default specified under clauses (a) through (f) of Section 6.01 occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest on the Notes shall be due and payable immediately.
Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of such Notes, this Indenture or the Guarantees.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent provided by law, provided, that once all amounts due to Holders under this Indenture and the Notes, including, without limitation, principal, premium and interest, shall have been paid, there shall be no duplication of any recovery provided by such remedies.
Section 6.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, (a) waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes and (b) rescind an acceleration and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that it determines conflicts with law or this Indenture, the Notes, the Guarantees or, subject to Sections 7.01 and 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.
Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees, at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(a)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(b)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;
(c)    such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(d)    the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and
(e)    Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06(a)), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture under any property subject to such Lien.
Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.06(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, accountants, experts and counsel.
Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, accountants, experts and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, accountants, experts and its counsel, and any other amounts due the Trustee under Section 7.07.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.
(a)    If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or proceeds of property in the following order:
FIRST: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
SECOND: to the Company or to such party as a court of competent jurisdiction shall direct.
(b)    The Company shall fix the record date and payment date for any payment to Holders pursuant to this Section 6.10 and provide written notice to the Trustee of such dates.
Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.
ARTICLE 7
TRUSTEE
Section 7.01. Duties of Trustee.
(a)    If an Event of Default, of which a Trust Officer of the Trustee has received written notice from the Company, has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, or the Guarantees at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture, the Notes or the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture, the Notes or the Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own bad faith or willful misconduct, except that:
(i)    this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is found by a final, non-appealable judgment of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and
(iv)    no provision of this Indenture, the Notes or the Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, and the Trustee may refuse to perform any duty or exercise any right or power if it reasonably believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to all of the clauses of this Section 7.01.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, this Indenture or the Notes.
(g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
(h)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer.
(i)    Except as otherwise specifically provided in this Indenture, the Trustee shall have no obligation to monitor or verify compliance by the Company or any Guarantor with any other obligation or covenant under such documents.
Section 7.02. Rights of Trustee. Subject to Section 7.01:
(a)    The Trustee may conclusively rely, as to the truth of statements and the correctness of the opinions expressed therein, on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document (whether in its original or electronic form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact, matter or opinion stated in such document. However, the Trustee, in its discretion, may make such further inquiry or investigation into such facts, matters and opinions as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, at a reasonable time and in a reasonable manner, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty whatsoever with respect to the contents thereof, including no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any attorney, custodian, nominee or agent appointed with due care.
(d)    Subject to Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred on it by this Indenture.
(e)    The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes or the Guarantees shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes or the Guarantees in good faith and in accordance with the advice or opinion of such counsel.
(f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary or whether any other event or action has occurred unless written notice of (1) any event which is in fact such a Default or Event of Default or (2) of any such Significant Subsidiary or (3) of any other event or action is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice describing the Default or Event of Default, Significant Subsidiaries, or other event or action references the Notes and this Indenture and details the nature of such Default or Event of Default. Delivery of reports to the Trustee pursuant to clause (a) above shall not constitute notice to the Trustee of the information contained therein.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Notes or the Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
(j)    The Trustee shall not be deemed to have knowledge of any fact or matter unless a Trust Officer of the Trustee has received written notice of such fact at the Corporate Trust Office.
(k)    Whenever in the administration of or in connection with this Indenture, the Notes or the Guarantees, the Company is required to provide an Officer’s Certificate, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, as the case may be, request and in the absence of bad faith or willful misconduct on its part, rely upon such Officer’s Certificate.
(l)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    The Trustee may request that the Company and any Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
(n)    If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to assume no such event occurred.
(o)    The Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, or (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, or any other agreement, instrument or document.
(p)    No provision of this Indenture or the Notes shall require the Trustee to give any bond or surety or to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, and the Trustee may refuse to perform any duty or exercise any right or power if it reasonably believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(q)    In the event that the Trustee (in such capacity or in any other capacity hereunder) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, or in the event that the Trustee is unsure as to the application of any provision of this Indenture, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other application provision, or in the event that this Indenture permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.
(r)    The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes permitted to be given by them under this Indenture.
(s)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty to take such action.
(t)    The rights, privileges, protections, immunities and benefits given to U.S. Bank Trust Company, National Association, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, U.S. Bank Trust

Company, National Association in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(u)    The Trustee shall not have an obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Company. In the absence of written investment direction from the Company, all cash received by the Trustee from the Company shall be placed in a non-interest bearing deposit account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.
(v)    The Trustee shall not have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its Stated Maturity or the failure of the Company to provide timely written investment direction.
Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.12. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as defined in the TIA), the Trustee must (a) eliminate such conflict within 90 days of acquiring such conflicting interest, (b) apply to the Commission for permission to continue acting as Trustee (if this Indenture has been qualified under the TIA) or (c) resign.
Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees, or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company or upon the Company’s direction pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes (including without limitation any preliminary or final offering memorandum) or in the Notes other than the Trustee’s certificate of authentication.
Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee receives written notice of such event addressed to its address set forth in Section 13.02, from the Company or a Guarantor, the Trustee shall, at the Company’s expense, mail by first-class mail to each Holder at the address set forth in the Notes Register, or otherwise deliver in accordance with the procedures of DTC, notice of the Default or Event of Default within 90 days after it receives notice. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06. Reports by Trustee to Holders. Within 60 days after each December 15 beginning December 15, 2025, the Trustee shall mail to each Holder a brief report dated as of such December 15 that complies with TIA § 313(a) if and to the extent required thereby (but if no event described in such Section has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b) and TIA § 313(c).
A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Company. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA § 313(d).
Section 7.07. Compensation and Indemnity. The Company and Guarantors shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and its services hereunder and under the Notes and the Guarantees, as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and Guarantors shall, in addition to the compensation for their services, reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing or other delivery of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants, custodians, nominees and experts. The Company and Guarantors shall jointly and severally indemnify, defend and hold harmless the Trustee, its directors, officers, employees and agents against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07, the Notes and the Guarantees of defending itself against any claims (whether asserted by any Holder, the Company, or otherwise)). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and Guarantors shall defend the claim and the Trustee shall cooperate at the Company’s expense in the defense. The Trustee may have separate counsel and the Company and Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that neither the Company nor any Guarantor need pay for any such settlement made without its consent (such consent not to be unreasonably withheld, conditioned or delayed). This indemnification shall apply to officers, directors, employees, shareholders, and agents of the Trustee.
To secure the Company’s and Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture (including any termination or rejection hereof under the Bankruptcy Code), final payment in full of the Notes, or the resignation or removal of the Trustee. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Debt of the Company or Guarantors.
The Company’s and Guarantors' payment obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture (including any termination or rejection hereof under the Bankruptcy Code), final payment in full of the Notes and the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in clause (h) of Section 6.01, the expenses and compensation for services (including the reasonable fees and expenses of its agents, accountants, experts and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.
Section 7.08. Replacement of Trustee. The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and the Company in writing and may appoint a successor Trustee with the Company’s written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;
(c)    a receiver, custodian or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes (the Trustee in such event being referred to herein as the retiring Trustee) and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a written notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee for the Notes to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder, who has been a bona fide Holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.08 the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
Section 7.11. [Intentionally Omitted]
Section 7.12. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
Section 7.13. Trustee in Other Capacities. References in this Indenture to the Trustee in any provision of this Indenture shall be understood to include the Trustee acting in its other capacities under this Indenture, including acting in its capacity as Trustee, Registrar and Paying Agent.
Section 7.14. USA Patriot Act. The Company acknowledges that, to help the government fight the funding of terrorism and money laundering activities, Federal law requires that the Trustee, like all financial institutions, obtain, verify and record information that identifies each Person who establishes a relationship or opens an account with Trustee. The Company agrees that it will provide the Trustee with such information and documentation it may reasonably request to verify the Company’s formation and existence as a legal entity. The Company also agrees that it will provide the Trustee with such financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the Company as the Trustee may reasonably request to satisfy the requirements of Federal law.
Section 7.15. Calculations in Respect of the Notes. The Company shall be responsible for making calculations called for under the Notes, including, without limitation, determination of premiums, Additional Notes, original issue discount, conversion rates and adjustments, if any. The Company shall make the calculations in good faith and, absent manifest error, its calculations shall be final and binding on the Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee when applicable, and the Trustee shall be entitled to conclusively rely on the accuracy of the Company’s calculations without independent verification.
Section 7.16. Brokerage Confirmations. The Company acknowledges that regulations of the Comptroller of the Currency grant the Company the right to receive brokerage confirmations of the security transactions as they occur. To the extent contemplated by law, the Company specifically waives any such notification relating to any securities transactions contemplated herein; provided, however, that the Trustee shall send to the Company periodic cash transaction statements that describe all investment transactions.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance: Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate delivered to the Trustee, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and related Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes, the Guarantees, this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04;
(b)    the Company’s obligations with respect to such Notes under Article 2;
(c)    the rights, powers, trusts, duties and immunities of the Trustee, Paying Agent and Registrar hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)    this Section 8.02.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 3.03, 3.04 and 4.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and such Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(f) will not constitute Events of Default.
Section 8.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03:
(a)    the Company shall have deposited or caused to be irrevocably deposited with the Trustee, in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash that is sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the Notes on the Stated Maturity of those payments in accordance with the terms of this Indenture and the Notes;
(b)    such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement by which the Company or the Guarantors are bound;
(c)    in the case of an election under Section 8.02, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(d)    in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(e)    the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(f)    the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust: Other Miscellaneous Provisions. Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another Person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes, and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENTS
Section 9.01. Without Consent of Holders. Notwithstanding Section 9.02, the Company, the Guarantors (with respect to the Guarantees) and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees without the consent of any Holder (except that no existing Guarantor need execute a supplemental indenture pursuant to clause (h) below):
(a)    to cure any ambiguity, defect or inconsistency;
(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)    to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
(d)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially and adversely affect the legal rights hereunder or under such Notes and the Guarantees of any such Holder;
(e)    [Intentionally Omitted];
(f)    to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum;
(g)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;
(h)    to allow any Guarantor to execute a supplemental indenture substantially in the form of Exhibit B hereto and/or a Guarantee with respect to the Notes;
(i)    to add any additional obligors under this Indenture, the Notes or the Guarantees;
(j)    to add collateral to secure the Notes;

(k)    to comply with the provisions under Section 4.01; and
(l)    to evidence and provide for the acceptance of an appointment by a successor Trustee.
Subject to Section 9.02, upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.01.
The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel (other than with respect to a supplemental indenture to add a Guarantor) confirming that all conditions precedent are satisfied with respect to any supplemental indenture and that such supplemental indenture is authorized or permitted.
Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, the Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.11 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture, except that the Trustee need not execute such amended or supplemental indenture if the Trustee reasonably believes that such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Without the consent of each Holder of Notes, an amendment, supplement or waiver may not (with respect to Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
(3)    reduce the principal or change the Stated Maturity date of any Note or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any Note;
(4)    waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make the principal of, premium, if any, or interest on any Note payable in currency other than that stated in the Notes;
(6)    make any change to the right of Holders of Notes to receive payment of the principal of, premium, if any, and interest on the applicable Notes or in Section 6.04 or Section 6.07;
(7)    waive a redemption payment that is made at the option of the Company, with respect to any Note;
(8)    release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9)    make any change in the preceding amendment and waiver provisions of this paragraph.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.
After an amendment or supplement under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.02.
Section 9.03. [Intentionally Omitted]
Section 9.04. Revocation and Effect of Consents and Waivers.
(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation at the Corporate Trust Office provided in Section 13.02 before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding anything herein to the contrary, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an authentication order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments.
The Trustee will sign any amended or supplemental indenture, except that the Trustee need not execute such amended or supplemental indenture if the Trustee reasonably believes that such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company has authorized its execution. In executing any amended or supplemental indenture the Trustee will be entitled to receive and (subject to Section 7.01 and Section 7.02) will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent are satisfied with respect to any such amended or supplemental indenture.
ARTICLE 10
GUARANTEE
Section 10.01. Guarantee. (a) Subject to the provisions of this Article 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, on a senior unsecured basis, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes, expenses, indemnification or otherwise and all other Obligations and liabilities of the Company under this Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).
(b)    Each Guarantor agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(c)    To the fullest extent permitted by law, each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. To the fullest extent permitted by law, each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

(d)    Each Guarantor further agrees that its Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.
(e)    Except as set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment or performance of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to exercise or enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) any change in the ownership of the Company; (v) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (vi) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(f)    Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) or such Guarantor is released from its Guarantee in compliance with Section 10.02, Article 8 or Article 12. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
(g)    In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written notice by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).
(h)    Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of such Guaranteed Obligations and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
(i)    Neither the Company nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.
(j)    Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment as determined in accordance with GAAP.
Section 10.02. Limitation on Liability; Termination; Release and Discharge.
(a)    Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(b)    Each Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and such Subsidiary’s obligations under the Guarantee and this Indenture will be automatically and unconditionally released and discharged, upon:
(i)     (1) any sale, exchange, transfer or disposition of such Guarantor by merger, consolidation, or the sale of, the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary or the sale of all or substantially all of its assets (other than by lease), whether or not such Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 4.01 and (y) all the obligations of such Guarantor under all Debt of the Company or its Subsidiaries terminate upon consummation of such transaction; (2) the Company exercising either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03; or (3) the applicable Guarantor becoming or constituting an Excluded Subsidiary; and
(ii)    such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to release and discharge of such Guarantor’s Guarantee have been complied with.
(c)    Such Guarantor will be automatically and unconditionally released and discharged from all its obligations under this Indenture and its Guarantee and such Guarantee shall terminate and be of no further force and effect if (x) such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 4.01 and (y) all the obligations of such Guarantor under all Debt of the Company or its Subsidiaries terminate upon consummation of such transaction.
(d)    If the Guarantee of any Guarantor is deemed to be released and discharged or is automatically released and discharged, upon delivery by the Company to the Trustee of an Officer’s Certificate stating the identity of the released Guarantor and the basis for the release in reasonable detail and an Opinion of Counsel, the Trustee will execute any documents reasonably required in order to evidence the release and discharge of the Guarantor from its obligations under its Guarantee.
Section 10.03. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
Section 10.04. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
Section 10.05. Execution and Delivery of a Guarantee.
(a)    The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B hereto) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.
(b)    The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.
ARTICLE 11
[INTENTIONALLY OMITTED]
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01. Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder and Guarantees thereof, when:
(a)    either:
(i)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or other delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non- callable U.S. Government Obligations, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the maturity date or Redemption Date;
(b)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(c)    the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted); and
(d)    the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at the maturity date or on the Redemption Date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (a)(ii) of this Section 12.01, the provisions of Section 8.06 and Section 12.02 shall survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02. Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes of Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS

Section 13.01. Reserved.
Section 13.02. Notices. All notices or communications required by this Indenture shall be in writing and delivered in person, sent by electronic transmission in the form of a “pdf” on letterhead (if applicable) and signed by an authorized signer, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
if to the Company or to any Guarantor:

Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Email: legalnotices@clevelandcliffs.com
Attention: James D. Graham, Executive Vice President, Chief Legal and Administrative Officer & Secretary

with a copy to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Email: mjsolecki@jonesday.com; fkeel@jonesday.com
Attention: Michael J. Solecki: Ferrell Keel

if to the Trustee, at
U.S. Bank Trust Company, National Association
Attention: Corporate Trust Services/Account Administrator
425 Walnut Street, 10th Floor
Cincinnati, Ohio 45202
Email: William.sicking@usbank.com

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if transmitted by electronic transmission (including “pdf” on letterhead (if applicable) and signed by an authorized signer); the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any written notice or communication to the Trustee shall be deemed delivered upon receipt.
Any written notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears in the Notes Register and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a written notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a written notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such written notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 13.03. Communication by Holders With Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.
Section 13.06. [Intentionally Omitted]
Section 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 13.08. Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
Section 13.09. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF, AND THE FEDERAL COURTS LOCATED IN, THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES.
Section 13.10. No Recourse Against Others. An incorporator, director, officer, employee, member, partner or shareholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.
The waiver may not be effective to waive liability under the federal securities laws.
Section 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.
Section 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 13.14. WAIVERS OF JURY TRIAL. THE COMPANY, THE GUARANTORS, AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.
Section 13.15. [Intentionally Omitted]
Section 13.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 13.17. Severability. In case any provision in this Indenture, the Notes or the Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CLEVELAND-CLIFFS INC.

By:	/s/ Celso L. Goncalves Jr.
Name: Celso L. Goncalves Jr.
Title: Executive Vice President, Chief Financial Officer
[Signature Page to Indenture]

CANNON AUTOMOTIVE SOLUTIONS – BOWLING GREEN, INC.
CLEVELAND-CLIFFS INVESTMENTS INC.
CLEVELAND-CLIFFS STEEL HOLDING CORPORATION
CLEVELAND-CLIFFS STEEL HOLDINGS INC.
CLEVELAND-CLIFFS STEEL MANAGEMENT INC.
CLEVELAND-CLIFFS STEEL PROPERTIES INC.
CLEVELAND-CLIFFS TOOLING AND STAMPING COMPANY
CLEVELAND-CLIFFS TOOLING AND STAMPING HOLDINGS LLC
CLEVELAND-CLIFFS TUBULAR COMPONENTS LLC
CLIFFS MINNESOTA MINING COMPANY
CLIFFS TIOP HOLDING, LLC
CLIFFS TIOP II, LLC
CLIFFS TIOP, INC.
CLIFFS UTAC HOLDING LLC
FLEETWOOD METAL INDUSTRIES, LLC
SNA CARBON, LLC

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President

CLEVELAND-CLIFFS STEEL CORPORATION
CLEVELAND-CLIFFS STEEL LLC
CLIFFS MINING COMPANY
CLIFFS STEEL INC.
IRONUNITS LLC
METALLICS SALES COMPANY
NORTHSHORE MINING COMPANY
THE CLEVELAND-CLIFFS IRON COMPANY
TILDEN MINING COMPANY L.C. By: The Cleveland-Cliffs Iron Company, as its manager

By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal and Administrative Officer & Secretary

[Signature Page to Indenture]

CLEVELAND-CLIFFS BURNS HARBOR LLC
CLEVELAND-CLIFFS CLEVELAND WORKS LLC
CLEVELAND-CLIFFS COLUMBUS LLC
CLEVELAND-CLIFFS FPT SERVICES COMPANY
CLEVELAND-CLIFFS MINORCA MINE INC.
CLEVELAND-CLIFFS MONESSEN COKE LLC
CLEVELAND-CLIFFS NEW CARLISLE LLC
CLEVELAND-CLIFFS PLATE LLC
CLEVELAND-CLIFFS RAILWAYS INC.
CLEVELAND-CLIFFS RIVERDALE LLC
CLEVELAND-CLIFFS SERVICES HOLDING COMPANY
CLEVELAND-CLIFFS SOUTH CHICAGO & INDIANA HARBOR RAILWAY INC.
CLEVELAND-CLIFFS STEELTON LLC
CLEVELAND-CLIFFS STEELWORKS RAILWAY INC.
CLEVELAND-CLIFFS WEIRTON LLC
FPT - SCHLAFER DIVISION L.L.C.
FPT CLEVELAND, LLC
FPT FLORIDA, LLC
KOIL METALS L.L.C.
LAKE SUPERIOR & ISHPEMING RAILROAD COMPANY
MID-VOL COAL SALES, INC.
MOUNTAIN STATE CARBON, LLC
SILVER BAY POWER COMPANY
UNITED TACONITE LLC

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

FERROUS PROCESSING AND TRADING COMPANY
LONYO LAND L.L.C.
SLC ACQUISITION L.L.C.

By:	/s/ Adam D. Munson
Name: Adam D. Munson
Title: Secretary
[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[FACE OF NOTE]

No. [ ]	Principal Amount $[ ]

CUSIP NO. / ISIN NO. [144A: 18589GAA3 / US 18589GAA31]/ [Reg S: U1852TAA8 / USU1852TAA89]

CLEVELAND-CLIFFS INC.
7.625% Senior Guaranteed Note due 2034

Cleveland-Cliffs Inc., an Ohio corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [               ] Dollars ($[                 ]), [, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]1 on January 15, 2034.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Additional provisions of this Note are set forth on the other side of this Note.
1 Include only if the Note is issued in global form.
(2)

CLEVELAND-CLIFFS INC.

By:
Name: Celso L. Goncalves Jr.
Title: Executive Vice President, Chief Financial Officer

Dated:
(3)

CERTIFICATE OF AUTHENTICATION
This is one of the Notes issued under the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:
(4)

[REVERSE SIDE OF NOTE]
CLEVELAND-CLIFFS INC.
7.625% Senior Guaranteed Note due 2034
1.    Interest
Cleveland-Cliffs Inc., an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. This Note is herein called the “Note”, the Notes are herein called the “Notes”, the Holders referred to herein are the Holders of the Notes, the Guarantees referred to herein are the Guarantees of the Notes and the Guarantors referred to herein are the Guarantors of the Notes.
The Company will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2026. [Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for on the Notes or, if no interest has been paid or duly provided for, from September 8, 2025.] [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its predecessor Notes has been paid or duly provided for or, if no such interest has been paid or duly provided for, from _________, _____.]2 The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment
By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest when due. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depository. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee at the Corporate Trust Office or the Paying Agent at the Corporate Trust Office to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar, co-registrar or transfer agent without notice to any Holder. The Company or any of its domestically organized, Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co- registrar.
4.    Indenture
The Company issued the Notes under an Indenture, dated as of September 8, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), although the Indenture is not required to be qualified under the Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.
The Notes are senior unsecured obligations of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 7.625% Senior Guaranteed Notes due 2034 referred to in the Indenture. The Notes include (i) $850,000,000 aggregate principal amount of the Company’s 7.625%
2 Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.
(5)

Senior Guaranteed Notes due 2034 issued under the Indenture on September 8, 2025 (herein called “Initial Notes”) and (ii) if and when issued, additional 7.625% Senior Guaranteed Notes due 2034 of the Company that may be issued from time to time under the Indenture subsequent to September 8, 2025 (herein called “Additional Notes”) as provided in Section 2.01 of the Indenture. The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain restrictions on the incurrence of certain liens, sale-leaseback transactions, and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Company under the Indenture, and the Notes (including expenses and indemnification) when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have as primary obligors and not merely as sureties, irrevocably and unconditionally guaranteed (and future guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, on a senior unsecured basis, all such obligations pursuant to the terms of the Indenture.
5.    Redemption and Prepayment
Except as described below, the Notes will not be redeemable at the Company’s option.
Prior to January 15, 2029 the Company may, at any time and from time to time, redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) upon not less than 30 days' nor more than 60 days’ prior notice mailed by or on behalf of the Company by first-class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically) to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, with the net cash proceeds of one or more Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount thereof) of 107.625%, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:
(1)    at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 90 days of the date of the closing of such Equity Offering.
Prior to January 15, 2029, the Company may, at any time and from time to time, also redeem all or a part of the Notes, upon not less than 10 days’ nor more than 60 days’ prior notice mailed by or on behalf of the Company by first-class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to Global Notes sent electronically) to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100.000% of the principal amount of Notes redeemed and (ii) the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
On or after January 15, 2029, the Company may on one or more occasions redeem all or a part of the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount on the Redemption Date) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period, beginning on each date set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Redemption price
January 15, 2029	103.813%
January 15, 2030	101.906%
January 15, 2031 and thereafter	100.000%
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity
(6)

under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2029, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.
“Applicable Premium” means, with respect to any Note on any Redemption Date the excess of (if any) (A) the present value at such Redemption Date of (1) the redemption price of such Note on January 15, 2029 plus (2) all required remaining scheduled interest payments due on such Note through January 15, 2029, excluding in each case accrued and unpaid interest to, but excluding, the Redemption Date, computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to January 15, 2029, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2029.
“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such Redemption Date.
“Quotation Agent” means J.P. Morgan Securities LLC and its successors and assigns, or, if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment bank of national standing appointed by the Company.
“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns, and any other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to January 15, 2029, provided, however, that if the average life to January 15, 2029 of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes to January 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
Prior to the mailing or delivery of any notice of redemption of the Notes, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that the conditions precedent to the right of redemption have occurred. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
Except as set forth in the next succeeding paragraph, the Company is not required to make any mandatory repurchase, redemption or sinking fund payments with respect to the Notes.
6.    Change of Control Triggering Event
In accordance with Section 3.06 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of a Change of Control Triggering Event. Any Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Notes of such Holder at a purchase price
(7)

equal to 101.0% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
7.    Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.
8.    Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes (except as otherwise provided in the Indenture).
9.    Unclaimed Money
If money for the payment of principal, premium, if any, or interest on any Note remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, the Trustee or any Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another Person and not to the Trustee for payment.
10.    Defeasance
Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.
11.    Amendment, Supplement, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes and the Guarantees may be amended or supplemented by the Company, Guarantors and Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment of interest or premium on, or the principal of the Notes or in respect of a provision that cannot be amended without the consent of each Holder affected or noncompliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the requirements of and certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Trustee and the Guarantors (with respect to its Guarantee) may amend or supplement the Indenture, the Notes, and the Guarantees: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially and adversely affect the legal rights hereunder or under the Indenture and the Guarantees of any such Holder; (5) to conform the text of the Indenture, Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof; (7) to allow any Guarantor to execute a supplemental indenture substantially in the form of Exhibit B to the Indenture and/or a Guarantee with respect to the Notes; (8) to add any additional obligors under the Indenture, the Notes or the Guarantees; (9) to add collateral to secure the Notes; (10) to comply with the provisions under Section 4.01 of the Indenture; and (11) to evidence and provide for the acceptance of an appointment by a successor Trustee.
12.    Defaults and Remedies
Each of the following is an “Event of Default”:
(a)    a default in the payment of any interest on the Notes, when such payment becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by the Company with the Trustee or with the Paying Agent prior to the expiration of such period of 30 days);
(8)

(b)    default in the payment of principal or premium, if any, on any Notes when such payment becomes due and payable;
(c)    default in the performance or breach of any other covenant or warranty by the Company in the Indenture, which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes, as provided in the Indenture;
(d)    any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture;
(e)    there occurs a default under any Debt of the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Debt or Guarantee now exists, or is created after the Issue Date if that default:
(i)    is caused by a failure to pay any such Debt at its final Stated Maturity (after giving effect to any applicable grace period) (a “Payment Default”); or
(ii)    results in the acceleration of such Debt prior to its final Stated Maturity,
(iii)    and, in either case, the aggregate principal amount of any such Debt, together with the aggregate principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more;
(f)    failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;
(g)    the Company or any Guarantor pursuant to or within the meaning of Bankruptcy Code:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, or
(v)    generally is not paying its debts as they become due; or
(h)    a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:
(i)    is for relief against the Company or any Guarantor in an involuntary case;
(ii)    appoints a custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any of Guarantor; or
(iii)    orders the liquidation of the Company or any Guarantor; and the order or decree remains unstayed and in effect for 60 consecutive days.
If an Event of Default (other than an Event of Default described in clause (g) or (h) of this Section 12) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all such Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.
In the case of an Event of Default specified in clause (g) or (h) of this Section 12, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable immediately without further action or notice.
(9)

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Guarantees at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
13.    Trustee Dealings with the Company
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14.    No Recourse Against Others
An incorporator, director, officer, employee, member, partner or shareholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Notes and the Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
15.    Authentication
This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17.    CUSIP, Common Code and ISIN Numbers
The Company has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
18.    Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Email: legalnotices@clevelandcliffs.com
Attention: James D. Graham, Executive Vice President, Chief Legal and Administrative Officer & Secretary
(10)

19.    USA Patriot Act
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.
The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
(11)

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint __________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.
In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:
CHECK ONE BOX BELOW:
(1)    ☐ acquired for the undersigned’s own account, without transfer; or
(2)    ☐ transferred to the Company; or
(3)    ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)    ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act (provided that the transferee has furnished to the Trustee a signed letter containing certain representations and agreements, the form of which letter appears as Section 2.09 of the Indenture); or
(12)

(5)    ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
____________________________
Dated:
(13)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

(14)

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Company pursuant to Section 3.06 of the Indenture, check the box below:

☐	3.06
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.06 of the Indenture, state the amount in principal amount (must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $_____________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): ________________.

Date:

Your Signature
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
(15)

EXHIBIT B
FORM OF INDENTURE SUPPLEMENT TO ADD GUARANTORS
This Supplemental Indenture, dated as of [    ] (this “Supplemental Indenture” or “Guarantee”), among [name of future Guarantor] (the “Additional Guarantor”), Cleveland-Cliffs Inc. (together with its successors and assigns, the “Company”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below.
WITNESSETH:
WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of September 8, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $850,000,000 of 7.625% Senior Guaranteed Notes due 2034 (the “Notes”);
WHEREAS, Section 3.08 of the Indenture provides that, after the Issue Date, the Company is required to cause certain direct or indirect Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured basis; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
Definitions
Section 1.01 Defined Terms.
As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
Agreement to be Bound; Guarantee
Section 2.01 Agreement to be Bound. The Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.02 Guarantee. The Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on an unsecured basis.
ARTICLE 3
Miscellaneous
Section 3.01 Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
Section 3.02 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Company, the Additional Guarantor, Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.03 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.04 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.05 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible for and makes no representation or warranty as to the validity, execution, or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 3.06 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
Section 3.07 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 3.08 Execution, Delivery and Validity. The Company and Additional Guarantor each represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR], as a Guarantor

By:
Name:
Title:

[Address]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

CLEVELAND-CLIFFS INC.

By:
Name:
Title:

EXHIBIT C
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
[Date]
Cleveland-Cliffs Inc.
c/o     U.S. Bank Trust Company, National Association
425 Walnut Street, 10th Floor
Cincinnati, OH 45202
Attention: Corporate Trust Services
Fax: (513) 632-5511
Re:    7.625% Senior Guaranteed Notes due 2034 (the “Notes”)

Ladies and Gentlemen:
In connection with our proposed sale of $[__________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a)    the offer of the Notes was not made to a person in the United States;
(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) for purposes of (1) a transaction executed pursuant to Rule 903 of Regulation S, the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States or (2) a transaction executed pursuant to Rule 904 of Regulation S, the transaction was executed in, on or through the facilities of a designated off-shore securities market and, in each case of clauses (1) and (2), neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and
(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2)[, Rule 903(b)(3)] or Rule 904(b)(1), as the case may be.
We also hereby certify that we [are] [are not] an Affiliate of the Company and, to our knowledge, the transferee of the Notes [is] [is not] an Affiliate of the Company.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature